AMENDMENT NO. 6

TO

SUB-ADVISORY CONTRACT

This Amendment dated as of [            ], 2014, amends the Sub-Advisory Contract (the “Contract”) between Invesco Advisers, Inc. (the “Advisor”) and Invesco PowerShares Capital Management LLC (the “Sub-Advisor”).

WHEREAS, the parties agree to amend the Contract to add Invesco Management Trust, on behalf of its series portfolio, Invesco Conservative Income Fund (the “Fund”);

NOW THEREFORE, in consideration of the promises and the mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.	The Contract is hereby amended to add Invesco Management Trust to the Contract and the Fund as a recipient of the sub-advisory services by revising recital A) at the beginning of the Agreement to read as follows:

The Advisor has entered into an investment advisory agreement with AIM Counselor Series Trust (Invesco Counselor Series Trust) (“ACST”), AIM Investment Funds (Invesco Investment Funds) (“AIF”), AIM International Mutual Funds (Invesco International Mutual Funds) (“AIMF”), Invesco Management Trust (“IMT”) and Invesco Securities Trust (“IST”) (collectively, the “Trusts”), open-end management investment companies registered under the Investment Company Act of 1940, as amended (the “1940 Act”), with respect to, among others, the Invesco Strategic Real Return (a series portfolio of ACST), Invesco Premium Income Fund, Invesco Global Markets Strategy Fund, Invesco Macro International Equity Fund, Invesco Macro Long/Short Fund, Invesco Global Market Neutral Fund, Invesco Global Targeted Returns Fund, Invesco Low Volatility Emerging Markets Fund, Invesco All Cap Market Neutral Fund, Invesco Long/Short Equity Fund, Invesco Global Infrastructure Fund, Invesco MLP Fund and Invesco Strategic Income Fund (series portfolios of AIF), the Invesco Global Opportunities Fund and the Invesco Select Opportunities Fund (series portfolios of AIMF), Invesco Balanced-Risk Aggressive Allocation Fund (a series portfolio of IST) and the Invesco Conservative Income Fund (a series portfolio of IMT) (collectively, the “Funds”); and

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Advisor

By:
Name:	John M. Zerr
Title:	Senior Vice President

INVESCO POWERSHARES CAPITAL MANAGEMENT LLC

Sub-Advisor

By:
Name:	Andrew Schlossberg
Title:	Managing Director of US Strategy and Marketing

3